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                                                                   Exhibit 17(a)

           2 EASY WAYS TO VOTE                  GENERAL AMERICAN CAPITAL COMPANY
                                                        Money Market Fund
1.   Automated Touch Tone Voting: Call                  700 Market Street
     toll-free 1-800-[ ] and use the control        St. Louis, Missouri 63101
     number shown below.
2.   Return this voting Instruction form         VOTING INSTRUCTION FORM FOR THE
     using the enclosed postage-paid             Special Meeting of Shareholders
     envelope.                                      April 25, 2003, 2:00 p.m.

*** CONTROL NUMBER ***

MONEY MARKET FUND

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Money Market Fund (the "Fund"), a series of the General American Capital Company ("GACC"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Fund to be held at the offices of General American Capital Company, Money Market Fund, 700 Market Street, Saint Louis, Missouri 63101, at 2:00 p.m. Eastern Time on April 25, 2003 and at any adjournments thereof.

The Company and the Board of Directors of the GACC solicit your voting instructions and recommend that you instruct us to vote "FOR" the Proposal. The Company will vote the appropriate number of Fund shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.

                                           Date ______________, 2003

                                                  PLEASE SIGN IN BOX BELOW
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                                           Signature - Please sign exactly as
                                           your name appears at left. Joint
                                           owners each should sign. When signing
                                           as attorney, executor, administrator,
                                           trustee or guardian, please give full
                                           title as such. If a corporation,
                                           please sign in full corporate name by
                                           president or authorized officer. If a
                                           partnership, please sign in
                                           partnership name

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                                           by authorized person.



Please fold and detach card at perforation before mailing.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

FOR AGAINST ABSTAIN

                                              FOR         AGAINST        ABSTAIN
To approve or disapprove the Agreement and    [_]           [_]            [_]
Plan of Reorganization with respect to the acquisition of the Money Market Fund by the State Street Research Money Market Series, a series of the New England Zenith Fund.